As filed with the Securities and Exchange Commission on July __, 2003.

                                                     Registration No 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI Corporation
               (Exact name of registrant as specified in charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

                                             8229 Boone Blvd. #802
                                             Vienna, Virginia  22182
            84-09l6344                       (703) 506-9460
            ----------                       ---------------------
           IRS Employer I.D.         (Address, including zip code, and telephone
           Number)                    number including area of principal
                                      executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
            (Name and address, including zip code, and telephone number, including area code, of agent for service)

          Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                From time to time after this Registration Statement
               becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each                         Proposed    Proposed
  Class of                             Maximum     Maximum
Securities              Securities    Offering    Aggregate    Amount of
  to be                   to be       Price Per   Offering   Registration
Registered              Registered    Share (1)     Price       Fee (3)
----------              ----------    ---------   ---------  ------------

Common stock                   (2)          (2)         (2)           (2)

Total                                $10,000,000  $10,000,000        $920
                                     ===========  ===========        ====

--------------------------------------------------------------------------------

(1) The amount of registration fee, calculated in accordance with Rule 457(o), is the maximum aggregate offering price at which the securities subject to this registration statement are proposed to be offered.
(2) There are being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Company.

      The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                               CEL-SCI CORPORATION
                                  Common Stock

      CEL-SCI Corporation may offer from time to time shares of common stock at an initial offering price not to exceed $10,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

      Specific terms pertaining to the shares of common stock offered by this prospectus will be set forth in one or more accompanying prospectus supplements, together with the terms of the offering and the initial price and the net proceeds to CEL-SCI from the sale. The prospectus supplement will set forth, without limitation, the number of shares of common stock and the terms of the offering and sale of such shares.

      CEL-SCI may sell the shares of common stock offered by this prospectus directly, through agents designated from time to time, or through underwriters or dealers. If any agents of CEL-SCI or any underwriters or dealers are involved in the sale of the securities, the names of the agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to the Company will be set forth in the applicable prospectus supplement.

      CEL-SCI may not use this prospectus to complete sales of its common stock unless this prospectus is accompanied by a prospectus supplement.

      The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page __ of this prospectus.

      Neither the Securities and Exchange Commission nor any State Securities Commission has Approved or Disapproved of these Securities or has Passed Upon the Accuracy or Adequacy of This prospectus. Any Representation to the Contrary is a Criminal Offense.

      CEL-SCI's common stock is traded on the American Stock Exchange under the symbol "CVM". On July __, 2003 the closing price of CEL-SCI's Common on the American Stock Exchange was $_____.

                   The date of this prospectus is July __, 2003

                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.


CEL-SCI

      CEL-SCI Corporation was formed as a Colorado corporation in 1983. CEL-SCI is involved in the research and development of certain drugs and vaccines. CEL-SCI manufactures MULTIKINE(R), its first, and main product, using CEL-SCI's proprietary cell culture technologies. CEL-SCI is testing MULTIKINE to determine if it is effective in creating an anti-cancer immune response in head and neck cancer patients, and in HIV-infected women with Human Papilloma Virus induced cervical dysplasia, the precursor stage before the development of cervical cancer.

      LEAPS, another technology of CEL-SCI, is being tested by CEL-SCI to determine if it is effective in developing potential treatments and/or vaccines against various diseases. Present target diseases are herpes simplex, malaria and autoimmune myocarditis.

      Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of safety and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy within an expanded group of patients at geographically dispersed test sites.

      CEL-SCI has funded the costs associated with the clinical trials relating to CEL-SCI's technologies, research expenditures and CEL-SCI's administrative expenses with the public and private sales of shares of CEL-SCI's common stock and borrowings from third parties, including affiliates of CEL-SCI.

      CEL-SCI does not expect to develop commercial products for several years, if at all. CEL-SCI has had operating losses since its inception, had an accumulated deficit of approximately $(83,000,000) at March 31, 2003 and expects to incur substantial losses for the foreseeable future.

      CEL-SCI's executive offices are located at 8229 Boone Blvd., #802, Vienna, Virginia 22182, and its telephone number is (703) 506-9460.

THE OFFERING

Securities Offered:

      CEL-SCI may offer from time to time shares of common stock at an initial offering price not to exceed $10,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale. CEL-SCI may not use this prospectus to complete sales of its common stock unless this prospectus is accompanied by a prospectus supplement.

Common Stock Outstanding: As of June 20, 2003 CEL-SCI had 58,434,789 shares of common stock issued and outstanding. The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options, warrants or other convertible securities which have been issued by CEL-SCI. See "Comparative Share Data".

Risk Factors:               The purchase of the securities offered  by  this
                            prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the "Risk Factors" section of this prospectus for additional Risk Factors.

AMEX Symbol:                CVM

Summary Financial Data
Results of Operations:
                                    Six Months Ended  Years Ended September 30,
                                     March 31, 2003   2002                 2001
                                      --------------  ----                 ----

Grant Revenue and Other:             $135,642     $  384,939       $    293,871
                                     --------     ----------       ------------
Expenses:
   Research and Development           935,988      4,699,909          7,762,213
   Depreciation and Amortization       95,933        226,514            209,121
   General and Administrative       1,180,859      1,754,332          3,432,437
   Interest Income                    (28,950)       (85,322)          (376,221)
   Interest Expense                   666,858      2,131,750                 --
                                      -------      ---------   ----------------
   Net Loss                       $(2,715,046)   $(8,342,244)      $(10,733,679)
   Accrued Dividends on Preferred
     Stock                             (3,921)      (202,987)           (53,153)
   Accretion of Beneficial
     Conversion Feature on
     Preferred stock                  (68,301)    (1,444,757)          (317,419)
                                       ------     -----------          ---------
   Net Loss Attributable to
     Common Stockholders          $(2,787,268)   $(9,989,988)      $(11,104,251)
                                  ============   ============      =============
   Net loss per common share
     (basic and diluted)               $(0.06)        $(0.35)            $(0.51)
                                ===============   ============     =============
Weighted average common
   shares outstanding               44,852,886      28,746,341       21,824,273
                                ==============    ============     =============

Balance Sheet Data:
                          March 31, 2003  September 30, 2002  September 30, 2001

Working Capital             $   291,750        $   690,804         $2,807,229
Total Assets                  2,900,054          3,771,258          4,508,920
Convertible Debt (included in
 total liabilities)             281,490            639,288                 --
Total Liabilities             2,126,064          2,709,087            507,727
Stockholders' Equity            773,990          1,062,171          4,001,193

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on CEL-SCI's beliefs as well as assumptions made by and information currently available to CEL-SCI. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      Investors should be aware that this offering involves the risks described below, which could adversely affect the price of CEL-SCI's common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in the shares offered by this prospectus.

RISKS RELATED TO CEL-SCI

Since CEL-SCI Has Earned Only Limited Revenues and Has a History of Losses, CEL-SCI Will Require Additional Capital to Remain in Operation.

      CEL-SCI has had only limited revenues since it was formed in 1983. Since the date of its formation and through March 31, 2003 CEL-SCI incurred net losses of approximately $(83,000,000). During the years ended September 30, 2000, 2001 and 2002 CEL-SCI suffered losses of $(8,478,397), $(10,733,679) and $(8,342,244)
respectively. CEL-SCI has relied principally upon the proceeds of public and private sales of securities to finance its activities to date. All of CEL-SCI's potential products are in the early stages of development, and any commercial sale of these products will be many years away. Accordingly, CEL-SCI expects to incur substantial losses for the foreseeable future.

      There can be no assurance CEL-SCI will be profitable. At the present time, CEL-SCI intends to use available funds to finance CEL-SCI's operations. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by CEL-SCI. CEL-SCI does not presently intend to pay dividends on its common stock and there can be no assurance that common stock dividends will ever be paid.

If Cost Estimates for Clinical Trials and Research Are Inaccurate, CEL-SCI Will Require Additional Capital.

      CEL-SCI's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If CEL-SCI's cost estimates are incorrect, CEL-SCI will need additional funding for its research efforts.

If Cel-Sci cannot obtain additional capital, Cel-Sci may have to delay or postpone development and research expenditures which may influence Cel-Sci's ability to produce a timely and competitive product.

      Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration, involve significant costs and may require several years to complete. CEL-SCI expects that it will need additional financing over an extended period of time in order to fund the costs of future clinical trials, related research, and general and administrative expenses.

Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect the ability of CEL-SCI or potential licensees to successfully market any products they may develop.

      Therapeutic agents, drugs and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by CEL-SCI, VTI or its licensees, and there can be no assurance that such approvals will be granted. Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted.

CEL-SCI has, at the present time, only one source of multikine and if this source could not, for any reason, supply CEL-SCI with Multikine, CEL-SCI estimates that it would take approximately six to ten months to obtain supplies of Multikine under an alternative manufacturing arrangement, in which case CEL-SCI may have to delay its research and development activities.

      CEL-SCI has an agreement with an unrelated corporation for the production, until 2006, of Multikine. CEL-SCI does not know what cost it would incur to obtain an alternative source of supply.

CEL-SCI may not be able to achieve or maintain a competitive position and other technological developments may result in CEL-SCI's proprietary technologies becoming uneconomical or obsolete.

      The biomedical field in which CEL-SCI is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents from CEL-SCI's compounds, compositions and processes through CEL-SCI-financed research or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field.

      Many pharmaceutical and biotechnology companies are developing products for the prevention or treatment of cancer and infectious diseases. Many of these companies have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, both smaller companies and non-profit institutions are active in research relating to cancer and infectious diseases and are expected to become more active in the future.

CEL-SCI's Patents Might Not Protect CEL-SCI's Technology from competitors, in which case CEL-SCI may not have any advantage over competitors in selling any products which it may develop.

      Certain aspects of CEL-SCI's technologies are covered by U.S. and foreign patents. In addition, CEL-SCI has a number of patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford CEL-SCI. Disputes may arise between CEL-SCI and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that CEL-SCI will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to CEL-SCI. The scope and validity of such patents, if any, the extent to which CEL-SCI may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as CEL-SCI relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology. CEL-SCI's first MULTIKINE patent expired in 2000. Since CEL-SCI does not know if it will ever be able to sell MULTIKINE on a commercial basis, CEL-SCI cannot predict what effect the expiration of this patent will have on CEL-SCI. Notwithstanding the above, CEL-SCI believes that trade secrets and later issued patents will protect the technology associated with MULTIKINE.

Although CEL-SCI has product liability insurance for Multikine, the successful prosecution of a product liability case against CEL-SCI could have a materially adverse effect upon its business if the amount of any judgment exceeds CEL-SCI's insurance coverage.

CEL-SCI is dependent for its success on the continued availability of its executive officers and the loss of management and scientific personnel could adversely affect CEL-SCI.

      The loss of the services of any of CEL-SCI's executive officers could have an adverse effect on CEL-SCI's business. CEL-SCI does not carry key man life insurance on any of its officers. CEL-SCI's future success will also depend upon its ability to attract and retain qualified scientific personnel. There can be no assurance that CEL-SCI will be able to hire and retain such necessary personnel.

RISKS RELATED TO THIS OFFERING

Since the Market Price for CEL-SCI's Common Stock is Volatile, Investors in This Offering May Not Be Able to Sell Any of CEL-SCI's Shares at a Profit.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI's common stock.

      Shares issuable upon the exercise of options and warrants, the conversion of promissory notes or in connection with CEL-SCI's equity line of credit may substantially increase the number of shares available for sale in the public market and may depress the price of CEL-SCI's common stock.

Options

      CEL-SCI has issued options to its officers, directors, employees and consultants which allow the holders to acquire additional shares of CEL-SCI's common stock. In some cases CEL-SCI has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities issuable upon the exercise of the options will be available for public sale. Such filings could result in substantial expense to CEL-SCI and could hinder future financings by CEL-SCI.

      Until the options expire, the holders will have an opportunity to profit from any increase in the market price of CEL-SCI's common stock without assuming the risks of ownership. Holders of the options may exercise them at a time when CEL-SCI could obtain additional capital on terms more favorable than those provided by the options. The exercise of the options will dilute the voting interest of the owners of presently outstanding shares of CEL-SCI's common stock and may adversely affect the ability of CEL-SCI to obtain additional capital in the future. The sale of the shares of common stock issuable upon the exercise of the options could adversely affect the market price of CEL-SCI's stock.

Series E, F, G and I Warrants

      In August 2001 three private investors exchanged their warrants for CEL-SCI's Series E warrants. The Series E warrants collectively allow the holders to purchase up to 815,351 shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004.

       In December 2001 and January 2002, CEL-SCI sold Series F convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. As of December 31, 2002 all of the Series F notes had been converted into 6,592,461 shares of CEL-SCI's common stock. The Series F warrants collectively allow the holders to purchase up to 420,000 shares of CEL-SCI's common stock at a price of $0.153 per share at any time prior to December 31, 2008.

       In July and September 2002 CEL-SCI sold Series G convertible notes, plus Series G warrants, to a group of private investors for $1,300,000. As of June 20, 2003 all of the Series G notes had been converted into 8,385,728 shares of CEL-SCI's common stock. The Series G warrants collectively allow the holders to purchase up to 450,000 shares of CEL-SCI's common stock at a price of $0.145 per share at any time prior to July 12, 2009.

       In May 2003 CEL-SCI sold shares of its common stock plus Series I warrants to a private investor. The Series I warrants allow the holder to purchase 1,100,000 shares of CEL-SCI's common stock at a price of $0.47 per share at any time prior to May 30, 2006.

       The exercise price of the Series F and G warrants, and the number of shares issuable upon the exercise of the Series F and G warrants, are subject to adjustment under those conditions explained in the section of the prospectus entitled "Description of Securities".

      The sale of common stock issued or issuable upon the exercise of the Series E, F, G, or I warrants, or the perception that such sales could occur, could adversely affect the market price of CEL-SCI's common stock.

Series H Convertible Notes and Series H Warrants

       In January and July 2003 CEL-SCI sold Series H convertible notes, plus Series H warrants, to a group of private investors for $1,350,000. At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. If the closing price of CEL-SCI's common stock is less than $0.50 on any conversion date, the Conversion Price will be 76% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date. If the closing price of CEL-SCI's common stock is $0.50 or greater on any conversion date, the Conversion Price will be 70% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date. As of June 20, 2003 Series H notes in the principal amount of $300,000 had been converted into 1,138,134 shares of CEL-SCI's common stock.

       The Series H warrants collectively allow the holders to purchase up to 1,100,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to January 7, 2010.

       The Conversion Price, the warrant exercise price, and the number of shares issuable upon the exercise of the Series H warrants are subject to adjustment under those conditions explained in the section of the prospectus entitled "Description of Securities".

       The sale of common stock upon the conversion of the Series H notes or the exercise of the Series H warrants, or the perception that such sales could occur, could adversely affect the market price of CEL-SCI's common stock.

                             COMPARATIVE SHARE DATA

                                                  Number of          Note
                                                   Shares          Reference

   Shares outstanding as of June 20, 2003        58,434,789

   Shares to be sold in this Offering:

      The number of shares outstanding as of June 20, 2003 excludes shares which may be issued in connection with the exercise of other options, warrants, or convertible securities previously issued by CEL-SCI. See table below.

Other Shares Which May Be Issued:

                                                  Number of          Note
                                                    Shares         Reference

   Shares issuable upon conversion of                                  A
   Series H notes                                 2,234,000

   Shares issuable upon exercise of               1,100,000            A
   Series H warrants

   Shares issuable upon exercise of Series
   E, F, and G warrants                           1,685,351            B


   Shares issuable upon the exercise of Series
   I warrants                                     1,100,000            B

   Shares issuable upon exercise of equity
   line warrants                                    200,800            C

   Shares issuable upon exercise of options         200,000            D
   granted to investor relations consultants

   Shares issuable upon exercise of options and   10,698,640           E
   warrants granted to CEL-SCI's officers,
   directors, employees, consultants, and
   third parties

A. In January and July 2003, CEL-SCI sold Series H convertible notes, plus Series H warrants, to a group of private investors for $1,350,000. At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. If the closing price of CEL-SCI's common stock is less than $0.50 on any conversion date, the Conversion Price will be 76% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date. If the closing price of CEL-SCI's common stock is $0.50 or greater on any conversion date, the Conversion Price will be 70% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date. The Conversion Price may not be less than $0.16. However, if CEL-SCI's common stock trades for less than $0.21 per share for a period of 20 consecutive trading days, the $0.16 minimum price will no longer be applicable.

      The Series H warrants allow the holders to initially purchase up to 1,100,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to January 7, 2010.

      The Conversion Price, the warrant exercise price, and the number of shares issuable upon the exercise of the warrants are subject to adjustment under those conditions explained in the section of the prospectus entitled "Description of Securities".

       As of June 20, 2003 Series H notes in the principal amount of $300,000 had been converted into 1,138,134 shares of CEL-SCI's common stock. The actual number of additional shares issuable upon the conversion of the Series H notes will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares which may be issued upon the conversion of the Series H notes cannot be determined at this time. However, based upon the market price of CEL-SCI's common stock on June 20, 2003, CEL-SCI would be required to issue approximately 2,234,000 shares of common stock if all outstanding notes were converted on June 20, 2003.

       As of the date of this prospectus none of the Series H warrants had been exercised.

B. In August 2001 three private investors exchanged their warrants for CEL-SCI's Series E warrants. The Series E warrants collectively allow the holders to purchase up to 815,351 additional shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004.

       In December 2001 and January 2002, CEL-SCI sold Series F convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. As of December 31, 2002 all of the Series F notes had been converted into 6,592,461 shares of CEL-SCI's common stock. The Series F warrants presently allow the holders to purchase up to 420,000 shares of CEL-SCI's common stock at a price of $0.153 per share at any time prior to December 31, 2008.

       In July and September 2002, CEL-SCI sold Series G convertible notes, plus Series G warrants, to a group of private investors for $1,300,000. As of June 20, 2003 all of the Series G notes had been converted into 8,385,728 shares of CEL-SCI's common stock. The Series G warrants allow the holders to purchase up to 450,000 shares of CEL-SCI's common stock at a price of $0.145 per share at any time prior to July 12, 2009.

      In May 2003 CEL-SCI sold shares of its common stock plus Series I warrants to a private investor. The Series I warrants allow the holder to purchase 1,100,000 shares of CEL-SCI's common stock at a price of $0.47 per share at any time prior to May 30, 2006.

      The warrant exercise price, and the number of shares issuable upon the exercise of the Series F and Series G warrants are subject to adjustment under those conditions explained in the section of the prospectus entitled "Description of Securities".

C. In order to provide a source of funding, CEL-SCI entered into an equity line of credit agreement with Paul Revere Capital Partners. During the term the equity line of credit, which expired in June 2003, CEL-SCI received net proceeds of $2,074,692 from the sale of 5,430,960 shares of common stock pursuant to the terms of the equity line. As consideration for extending the equity line of credit, CEL-SCI granted Paul Revere Capital Partners warrants to purchase 200,800 shares of common stock at a price of $1.64 per share at any time prior to April 11, 2004.

D. CEL-SCI has granted options for the purchase of 200,000 shares of common stock to certain investor relations consultants in consideration for services provided to CEL-SCI. The options are exercisable at prices ranging between $1.63 and $2.50 per share and expire between June 2003 and June 2006.

E. The options are exercisable at prices ranging from $0.16 to $11.00 per share. CEL-SCI may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

      The shares referred to in Notes B through E are being, or will be, offered for sale by means of separate registration statements which have been filed with the Securities and Exchange Commission.

                        MARKET FOR CEL-SCI'S COMMON STOCK

      As of June 20, 2003 there were approximately 2,460 record holders of CEL-SCI's common stock. CEL-SCI's common stock is traded on the American Stock Exchange. Set forth below are the range of high and low quotations for CEL-SCI's common stock for the periods indicated as reported on the American Stock Exchange. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

      Quarter Ending           High             Low

        12/31/00              $2.54             $1.00
         3/31/01              $3.30             $1.30
         6/30/01              $1.85             $1.16
         9/30/01              $1.94             $1.02

        12/31/01              $1.80             $0.72
         3/31/02              $1.28             $0.52
         6/30/02              $0.56             $0.27
         9/30/02              $0.52             $0.16

        12/31/02              $0.29             $0.19
         3/31/03              $0.27             $0.15
         6/30/03              $1.35             $0.20

      Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. CEL-SCI has not paid any dividends on its common stock and CEL-SCI does not have any current plans to pay any common stock dividends.

      The provisions in CEL-SCI's Articles of Incorporation relating to CEL-SCI's Preferred Stock would allow CEL-SCI's directors to issue Preferred Stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI's Common Stock. The issuance of Preferred Stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

                              PLAN OF DISTRIBUTION

      CEL-SCI may sell the securities in and/or outside the United States: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to CEL-SCI from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities to be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased.

      If dealers are utilized in the sale of offered securities in respect of which this prospectus is delivered, CEL-SCI will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

      If an agent is used in an offering of offered securities, the agent will be named, and the terms of the agency will be set forth, in the prospectus supplement. Unless otherwise indicated in such prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

      The securities may be sold directly by CEL-SCI to institutional investors or others, who may be deemed to be under writers within the meaning of the Securities Act with to any resale thereof. The terms of any such sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

      Agents, dealers and underwriters may be entitled under agreements entered into with CEL-SCI to indemnification from CEL-SCI against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by such agents, dealers or underwriters.

                            DESCRIPTION OF SECURITIES

Common Stock

         CEL-SCI is authorized to issue 100,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

         Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

         Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered as a component of the Units will be, upon issuance, fully paid and non-assessable.

Preferred Stock

         CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI.

Series E Warrants

      In August 2001 three private investors exchanged their warrants for CEL-SCI's Series E warrants. The Series E warrants collectively allow the holders to purchase up to 815,351 additional shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004.

Series F and Series G Warrants

      In December 2001 and January 2002, CEL-SCI sold Series F convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. All of the convertible notes have since been converted into shares of CEL-SCI's common stock.

      In July and September 2002 CEL-SCI sold Series G convertible notes, plus Series G warrants, to a group of private investors for $1,300,000. All of the Series G convertible notes have since been converted into shares of CEL-SCI's common stock.

       As of June 20, 2003 the Series F warrants collectively allowed the holders to purchase 420,000 share of CEL-SCI's common stock at a price of $0.153 per share at any time prior to December 31, 2008. Every three months after January 17, 2003, the exercise price of the Series F warrants will be adjusted to an amount equal to 84% of the average of the 3 lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 20 trading days immediately prior to the three month adjustment date, provided that the adjusted price is lower than the warrant exercise price on the adjustment date.

      As of June 20, 2003 the Series G warrants collectively allowed the holders to purchase up to 450,000 shares of CEL-SCI's common stock at a price of $0.145 per share at any time prior to July 12, 2009. Every three months after March 9, 2003, the exercise price of the Series G warrants will be adjusted to an amount equal to 84% of the average of the 3 lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 20 trading days immediately prior to the three month adjustment date, provided that the adjusted price is lower than the warrant exercise price on that date.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series F or Series G warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price is reduced.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the exercise price of the Series F or Series G warrants will be lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of CEL-SCI's common stock. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage determined by dividing the price at which the shares were sold by the market price of CEL-SCI's common stock on the date of sale.

      However, neither the exercise price of the Series F or Series G warrants nor the shares issuable upon the exercise of the Series F or Series G warrants will be adjusted as the result of shares issued in connection with a Permitted Financing. A Permitted Financing involves shares of common stock issued or sold:

         -  in connection with a merger or acquisition;

         - upon the exercise of options or the issuance of common stock to CEL-SCI's employees, officers, directors, consultants and vendors in accordance with CEL-SCI's equity incentive policies;

         - pursuant to the conversion or exercise of securities which were outstanding prior to December 31, 2001 in the case of the Series F warrants and July 12, 2002 in the case of the Series G warrants;

         - to key officers of CEL-SCI in lieu of their respective salaries.

      The sale of the Series G and H notes and warrants did not result in any change to the exercise price of the Series F warrants. The sale of the Series H notes and warrants did not result in any change to the exercise price of the Series G warrants.

Series H Notes and Warrants

      In January and July 2003, CEL-SCI sold Series H convertible notes, plus Series H warrants, to a group of private investors for $1,350,000. The notes bear interest at 7% per year, are due and payable on January 7, 2005 and are secured by substantially all of CEL-SCI's assets. Interest is payable quarterly with the first interest payment due on April 1, 2003. If CEL-SCI fails to make any interest payment when due, the notes will become immediately due and payable. CEL-SCI has agreed to file a registration statement with the Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the Series H notes or the exercise of the Series H warrants may be resold in the public market.

      At the holder's option the Series H notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date. The Conversion Price may not be less than $0.16. However, if CEL-SCI's common stock trades for less than $0.21 per share for a period of 20 consecutive trading days, the $0.16 minimum price will no longer be applicable. The Conversion Price will decline to 70% if the closing price of CEL-SCI's common stock equals or exceeds $.50 on any trading day. The Conversion Price will increase to 76% on the trading day following the date that the closing price of CEL-SCI's common stock falls below $.50. The Conversion Price will decline to 60% if (i) CEL-SCI defaults in the performance of any material covenant, condition or agreement with the holders of the notes or, (ii) CEL-SCI's common stock is delisted from the American Stock Exchange. As of June 20, 2003 Series H notes in the principal amount of $300,000 had been converted into 1,138,134 shares of CEL-SCI's common stock.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price of the Series H notes, the Conversion Price of the Series H notes will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the Conversion Price of the Series H notes will be lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, divided by the then prevailing market price of CEL-SCI's common stock. However the Conversion Price will not be adjusted as the result of shares issued in connection with a Permitted Financing. A Permitted Financing involves shares of common stock issued or sold:

         -  in connection with a merger or acquisition;

         - upon the exercise of options or the issuance of common stock to CEL-SCI's employees, officers, directors, consultants and vendors in accordance with CEL-SCI's equity incentive policies;

         - pursuant to the conversion or exercise of securities which were outstanding prior to January 7, 2003;

         - to key officers of CEL-SCI in lieu of their respective salaries.

      CEL-SCI's agreement with the Series H note holders places the following restrictions on CEL-SCI's operations. Any of the following restrictions may be waived with the written consent of the holders of a majority of the principal amount of the Series H notes outstanding at the time the consent is required.

o So long as the Series H notes are outstanding:

             - declare or pay any dividends (other than a stock dividend or stock split) or make any distributions to any holders of its common stock, or

             - purchase or otherwise acquire for value, directly or indirectly, any common or preferred stock.

      Until the date that 50% of the Series H notes are no longer outstanding CEL-SCI may not sell any common stock or any securities convertible into common stock. However, this restriction will not apply to shares issued in a Permitted Financing.

      So long as the Series H notes remain outstanding, the note holders will have a first right of refusal to participate in any subsequent financings involving CEL-SCI. If CEL-SCI enters into any subsequent financing on terms more favorable than the terms governing the notes and warrants, then the note holders may exchange notes and warrants for the securities sold in the subsequent financing.

      Upon the occurrence of any of the following events CEL-SCI is required to redeem the Series H notes at a price equal to 130% of then outstanding principal balance of the notes:

         - the suspension from listing or the failure of CEL-SCI's common stock to be listed on the American Stock Exchange for a period of five consecutive trading days; or

         - the effectiveness of the Registration Statement lapses for any reason or the Registration Statement is unavailable to the note holders and the lapse or unavailability continues for a period of ten consecutive trading days, provided the cause of the lapse or unavailability is not due to factors primarily within the control of the note holders.

         - any representation or warranty made by CEL-SCI to the note holders proves to be materially inaccurate or CEL-SCI fails to perform any material covenant or condition in its agreement with the note holders.

         - the completion of a merger or other business combination involving CEL-SCI and as a result of which CEL-SCI is not the surviving entity.

         - a purchase, tender or exchange offer accepted by the holders of more than 30% of CEL-SCI's outstanding shares of common stock.

         - CEL-SCI files for protection from its creditors under the federal bankruptcy code.

      The Series H warrants allow the holders to purchase up to 1,100,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to January 7, 2010. Every three months after June 26, 2003 the exercise price of the Series H warrants will be adjusted to an amount equal to 110% of the Conversion Price on such date, provided that the adjusted price is lower than the warrant exercise price on that date.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series H warrants, the exercise price of the Series H warrants will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible. If the exercise price of the Series H warrants is adjusted, the number of shares of common stock issuable upon the exercise of the Series H warrants will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price is reduced.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the exercise price of the Series H warrants will be lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, divided by the then prevailing market price of CEL-SCI's common stock. If the exercise price of the Series H warrants is adjusted, the number of shares of common stock issuable upon the exercise of the warrants will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage determined by dividing the price at which the shares were sold by the market price of CEL-SCI's common stock on the date of sale.

      However, neither the exercise price nor the shares issuable upon the exercise of the Series H warrants will be adjusted as the result of shares issued in connection with a Permitted Financing.

Series I Warrants

    In May 2003 CEL-SCI sold shares of its common stock plus Series I warrants to a private investor. The Series I warrants allow the holders to purchase 1,100,000 shares of CEL-SCI's common stock at a price of $0.47 per share at any time prior to May 30, 2006.

Transfer Agent

     Computershare Trust Company, Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

                                     EXPERTS

         The financial statements as of September 30, 2002 and 2001 and for each of the three years in the period ended September 30, 2002 incorporated by reference in this prospectus from CEL-SCI's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         CEL-SCI's Bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

         CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by CEL-SCI can be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public

Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI. The address of that site is http://www.sec.gov.

         CEL-SCI will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

                               CEL-SCI Corporation
                             8229 Boone Blvd., #802
                             Vienna, Virginia 22182
                                 (703) 506-9460

         The following documents filed with the Commission by CEL-SCI (Commission File No. 0-11503) are incorporated by reference into this prospectus:

(1) CEL-SCI's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

(2) CEL-SCI's Quarterly Reports (unaudited) on Form 10-Q for the quarters ended December 31, 2002 and March 31, 2003.

(3) CEL-SCI's Proxy Statement relating to its March 31, 2003 shareholders' meeting.

         All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

         No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.




                                TABLE OF CONTENTS

                                                                    Page

Prospectus Summary...................................
Risk Factors.........................................
Comparative Share Data...............................
Plan of Distribution.................................
Description of Securities............................
Experts..............................................
Indemnification......................................
Additional Information...............................


                                  Common Stock

                               CEL-SCI CORPORATION

                                   PROSPECTUS

                                     PART II
                     Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution

             SEC Filing Fee                                    $    920
             Blue Sky Fees and Expenses                             500
             Printing and Engraving Expenses                        100
             Legal Fees and Expenses                             10,000
             Accounting Fees and Expenses                         5,000
             Miscellaneous Expenses                               1,480
                                                                -------
                  TOTAL                                          18,000
                                                                 ======

             All expenses other than the S.E.C. filing fees are estimated.

Item 25.  Indemnification of Officers and Directors.
          -----------------------------------------

         It is provided by Section 7-109-102 of the Colorado Revised Statutes and CEL-SCI's Bylaws that CEL-SCI may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of CEL-SCI.

Item 16.  Exhibits

3(a)  Articles of Incorporation         Incorporated
                                        by reference to Exhibit 3(a) of
                                        CEL-SCI's combined Registration
                                        Statement on Form S-1 and Post-Effective
                                        Amendment ("Registration Statement"),
                                        Registration Nos. 2-85547-D and 33-7531.

 (b)  Amended Articles                  Incorporated by
                                        reference to Exhibit 3(a) of CEL-SCI's
                                        Registration Statement on Form S-1,
                                        Registration Nos. 2-85547-D and 33-7531.

 (c)  Amended Articles                  Filed as Exhibit 3(c) to CEL-SCI's
     (Name change only)                 Registration Statement on Form S-1
                                        Registration Statement (No. 33-34878).

 (d) Bylaws                             Incorporated by reference to
                                        Exhibit 3(b) of CEL-SCI's Registration
                                        Statement on Form S-1, Registration Nos.
                                        2-85547-D and 33-7531.

4(a)  Specimen copy of                  Incorporated by reference to Exhibit
      Stock Certificate                 4(a) of the Company's Registration
                                        Statement on Form S-1, Registration
                                        Nos. 2-85547-D and 33-7531.

5.    Opinion of Counsel                __________________________________

10(d) Employment Agreement with         Incorporated by reference to Exhibit
      Maximilian de Clara               10(d) to the Company's Registration
                                        Statement on Form S-1 (Commission File
                                        Number 333-102639)

10(e) Employment Agreement with         Filed with Amendment Number 1 to the
      Geert Kersten Company's           Registration Statement on
                                        Form S-1 (Commission File Number
                                        33-43281).

10(t) Form of Series E Warrant          Incorporated by reference to Exhibit
                                        10.2 to report on Form 8-K  dated
                                        August 21, 2001.

10(u) Form of Secondary Warrant         Incorporated by reference to Exhibit
                                        10.3 to report on Form 8-K dated August
                                        21, 2001.

10(v) Note and Warrant Purchase         Incorporated by reference to Exhibit
      Agreement (together with          10(v) to CEL-SCI's Registration
      Schedule required by              Statement on Form S-3 (Commission File
      Instruction 2 to Item 601         Number 333-76396)
      Regulation S-K) pertaining to
      notes sold in December 2001
      and January 2002

10(vi) Note and Warrant Purchase        Incorporated by reference to Exhibit
       Agreement (together with         (vi) to CEL-SCI's Registration
       Schedule required by             statement on Form S-3 (Commission  File
       Instruction 2 to                 No. 333-97171)
       Item 601 Regulation S-K)
       pertaining to Series G notes
       and warrants

10(vii) Note and Warrant Purchase       Incorporated by reference to Exhibit  10
       (together with Schedule          to CEL-SCI's report on Form 8-K dated
       required by Instruction 2 to     January 14, 2003
       Item 601 Regulation S-K)
       pertaining to
       Series H notes and warrants

23(a) Consent of Hart & Trinen            ________________________________

    (b)  Consent of Deloitte & Touche, LLP


Item 17. Undertakings.
         ------------

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

              (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to exe- cute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 30 day of June, 2003.

                                       CEL-SCI CORPORATION

                                       By:   /s/ Maximilian de Clara
                                              MAXIMILIAN DE CLARA, PRESIDENT

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

/s/ Maximilian de Clara       Director and Principal         June 30, 2003
-----------------------       Executive Officer
Maximilian de Clara


 /s/ Geert R. Kersten         Director, Principal            June 30, 2003
-----------------------       Financial Officer and
Geert R. Kersten              Chief Executive Officer

/s/ Alexander G. Esterhazy    Director                       June 30, 2003
--------------------------
Alexander G. Esterhazy

/s/ C. Richard Kinsolving     Director                       June 30, 2003
-------------------------
C. Richard Kinsolving, Ph.D.

/s/ Peter R. Young            Director                       June 30, 2003
-------------------------
Peter R. Young, Ph.D.

                               CEL-SCI CORPORATION

                                    FORM S-3

                                    EXHIBITS